UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2017

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-1220924
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

888 Prospect Street, Suite 210, La Jolla, CA USA	92037
(Address of principal executive offices)	(Zip Code)

(760) 943-1689
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements reflect views and assumptions regarding expectations and projections about future events and are based on currently available information. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” among others, generally identifies forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income/(loss), earnings per share and other measures of results of operations and the prospects for future growth of the Company’s business. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results and the timing and outcome of events may differ materially from those expressed or implied in these forward-looking statements for a variety of reasons, including, but not limited to: an increasingly competitive global environment; risks related to the Company’s industry; the results of the Company’s sponsored research; the Company’s failure to comply with current laws, rules and regulations, or changes to such laws, rules and regulations; volatility in the Company’s stock price; liquidity constraints or the Company’s inability to access the capital markets when necessary or desirable; risks related to actions taken by the Company’s business partners and third party service providers; the Company’s failure to protect its intellectual property or proprietary information from copying or use by others; and other risks detailed in the Company’s public filings with the Securities and Exchange Commission (the “SEC”).

Other unknown or unpredictable factors also could have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this Current Report on Form 8-K may not in fact occur. Accordingly, the reader should not place undue reliance on those statements. Except as required by law, the Company undertakes no obligation, and does not intend, to publicly or otherwise update or revise any forward-looking statement or other statement in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results express or implied by these forward-looking statements will not be realized.

EXPLANATORY NOTE

Except as otherwise indicated by context, references to the “Company,” “we,” “our,” “us”, “Artelo,” the “Registrant” and words of similar import refer to Artelo Biosciences, Inc., a Nevada corporation, which is the Registrant, collectively with its wholly-owned subsidiaries, Trinity Reliant Ventures Limited., an Irish corporation and Trinity Research & Development Limited, an England and Wales corporation.

The Company disclosed on the Current Report on Form 8-K that it filed on December 22, 2017, that it had entered into a Material and Data Transfer, Option and License Agreement (the "NEOMED Agreement") with NEOMED Institute, a Canadian not-for-profit corporation ("NEOMED "), that provides the Company with up to twelve months from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with NEOMED’s proprietary therapeutic compound NEO1940 (the “Compound”, formerly known as AZD1940) and an option for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound.

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Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of the Current Report on Form 8-K that the Company filed with the SEC on December 22, 2017 related to the NEOMED Agreement is incorporated by reference into this Item 2.01. We have included the information that would be required if the Registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of the Company, such information can be found under this Item 2.01 of this Current Report.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report on Form 8-K, the Company commenced operations upon the NEOMED Agreement with NEOMED for certain rights to the Compound, which NEOMED Agreement closed on December 20, 2017. Item 2.01(f) of Form 8-K provides that if the Company were a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon commencement of operations.

To the extent we were considered to be a shell company immediately before our entry into the NEOMED Agreement with NEOMED on December 20, 2017, we are providing the information that we would be required to disclose on a general form for registration of securities on Form 10 under the Exchange Act if we were to file such a form. Please note that, unless the context otherwise requires, the information provided below relates to the Company as if operations had commenced.

DESCRIPTION OF BUSINESS

Corporate Overview

The Company was initially incorporated as Knight Knox Development Corp. in the State of Nevada on May 2, 2011 with a plan to develop an online business using our domain www.offeritnow.com to generate revenues by (i) selling ad space to third party websites, (ii) charging a fee for listing items for sale on the Company’s website or (iii) selling items on the auction section of the website. On November 18, 2016, James Manley, who had served as President, Chief Executive Officer, Chief Financial Officer, Secretary and director resigned from the Company. On that date Peter O’Brien acquired all 6,000,000 shares of common stock that had previously been owned by James Manley and assumed the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and director of the Company.

On November 16, 2016, the Company registered a fully owned subsidiary in Ireland, Trinity Reliant Ventures Limited, to oversee its European operations. To date, activities within the subsidiary have consisted of raising equity capital and performing limited research in the United Kingdom.

On January 19, 2017, a majority of stockholders and the Board of Directors (the “Board”) approved a change of the Company’s name to Reactive Medical, Inc. to pursue the licensing, development and commercialization of cannabinoid-based therapeutic treatments.

On April 3, 2017, Mr. O’Brien resigned from the positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company and the Board appointed Gregory Gorgas to assume those positions. At that time, Mr. Gorgas also became a member of the Company’s Board. Mr. O’Brien retained his seat on the Board and was appointed Senior Vice President – European Operations. Mr. Gorgas purchased a total of 1,760,000 shares of the Company’s common stock at a price of $0.001 per share, which shares are subject to a repurchase option by the Company should Mr. Gorgas’ employment end prior to the fourth anniversary of his employment

On April 14, 2017, with the approval of its Board and stockholders owning a majority of the outstanding shares of the Company, the Company filed a Certificate of Change with the Secretary of State of Nevada to change the Company’s name to Artelo Biosciences, Inc. The name change more accurately informs shareholders about the focus and nature of the Company. The name “Artelo” was selected to portray our focus on improving and/or administering products distributed via arterial blood flow, and Biosciences to more accurately reflect our focus on drug development, including those derived from botanical sources.

On May 2, 2017, we entered into an Exclusive Patent License Agreement (as amended, the “Analog Agreement”) with Analog Biosciences (“Analog”) whereby we obtained an exclusive license to a provisional patent application, and any patent issued thereunder, related to a combination product strategy to produce a synergy with cannabidiol (the “Invention”), which was previously licensed to Analog by a third party. Pursuant to the terms of the Analog Agreement, we have the exclusive right to use and sublicense the Invention, for which we pay Analog a percentage of any sales, any earned royalty and certain other payments. There can be no assurance that this patent application will be deemed to be of any value by the Company in the future, continue to be prosecuted by the Company, or that the prosecution of the application will result in a successfully issued patent. Additionally, there can be no assurance that if a patent is issued, the patent will be of any commercial value to the Company.

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Also on May 2, 2017, Peter O’Brien, the Senior Vice President – European Operations and majority shareholder entered into an agreement to sell 50% of the shares held by him to an investor for $3,000. In addition, the Company increased the size of its Board from two members to four members and appointed Connie Matsui and Steven Kelly as members of its Board.

On June 2, 2017, the Company registered a fully owned subsidiary in England and Wales, Trinity Research & Development Limited.

On July 31, 2017, we closed a private placement offering of 1,952,302 Units (the “Units”) of our equity securities at a price of $0.40 per Unit for aggregate proceeds of $780,921. Each Unit consists of: (i) one (1) share of common stock, and (ii) one (1) Series A Common Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.00 per share for a period of five (5) years from the issue date (the “Series A Common Stock Warrants”). The Series A Common Stock Warrants may be exercised on a cashless basis. The consummation of the transactions contemplated by the Subscription Agreement occurred on July 31, 2017. As part of the Offering, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), which requires the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series A Common Stock Warrants, within 180 days from the closing of the Offering.

On July 31, 2017, Douglas Blayney, MD was appointed to the Board. On September 20, 2017, each of George Erbez and R. Martin Emanuele, PhD was appointed to the Board.

Current Business

We are an ethical biopharmaceutical company focused on licensing, developing and commercializing treatments intended to modulate the endocannabinoid system (“ECS”). We plan to conduct research with our programs in accordance with traditional drug development standards and available to the general public via prescription or physician orders after obtaining marketing authorization from a regulatory authority, such as the U.S. Food and Drug Administration (“FDA”).

Business Strategy

Our objective is to develop and commercialize ethical pharmaceutical products that provide physicians access to the therapeutic potential of cannabinoid therapeutics and other modulators of the ECS for their patients. We intend to pursue technologies and compounds that offer promising therapeutic approach to cannabinoid-based therapies, including phytocannabinoids and synthetic cannabinoids, as well as compounds that promote the effectiveness of the ECS. Currently we are evaluating and pursuing several technologies and compounds in each of the following areas:

Technology

We intend to create, acquire, and develop a full spectrum of therapeutics, each of which has the potential to modulate the ECS for human health. The three principle scientific platforms of our strategy are as follows:

•	Phytocannabinoids

We plan to develop proprietary formulations and delivery mechanisms, and proprietary combinations of cannabinoids. We are able to leverage prior research performed on plant-derived material as a basis on which to conduct additional research to profile product candidates. We intend to file patents for any novel formulations, delivery mechanisms and proprietary combinations that we develop through our research and development efforts.

•	Synthetics and mimetics

We plan to acquire rights to intellectual property for research and clinical stage assets developed within the pharmaceutical industry and leading research institutions which utilize synthetically developed mimetics or alternatives to plant-based cannabinoids. Our efforts to secure rights to synthetics and novel compounds led us to the NEOMED Agreement with NEOMED for the Compound, which originated from the research and clinical development efforts of the global pharmaceutical company AstraZeneca.

•	New Chemical Entities

We expect to license intellectual property rights for research stage platforms and new chemical entities developed within leading academic institutions under which we may develop programs that modulate the ECS. These programs may involve the use of compounds which are neither plant based nor synthetically-derived cannabinoids, but are instead compounds that have been shown to have promising potential for modulating the ECS.

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Artelo’s Board and management have experience developing and commercializing ethical pharmaceutical products, including several first-in-class therapeutics. As we build our pipeline and advance our research and clinical development programs, we will evaluate partnerships with large pharmaceutical and biopharmaceutical companies where applicable. Based upon our management’s current experience and the future talent we may attract, we plan to retain rights to develop and commercialize products on our own. However, we will seek collaborations with biopharmaceutical partners should that strategy serve to maximize the value for our shareholders.

Competition

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and an emphasis on proprietary products. Any product candidates that we successfully develop and commercialize may compete with existing therapies and new therapies that may become available in the future.

We plan to compete in the segments of the pharmaceutical, biotechnological and other related markets with therapeutics that demonstrate clinical utility, have an acceptable safety profile and target commercially attractive indications characterized by previously unmet medical need.

Our potential competitors, which include large pharmaceutical and biopharmaceutical companies, may have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved medicines than we do. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize medicines that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain approval from the FDA or other regulatory agencies for their medicines more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Intellectual Property

We are a party to the Analog Agreement with Analog and the NEOMED Agreement with NEOMED, we have a second license to a provisional patent application from Analog, and, going forward, we intend to license intellectual property from pharmaceutical and biotechnology companies and research institutions which would cover research stage and clinical stage assets to build a pipeline of products that modulate the ECS.

On December 20, 2017, we entered into the NEOMED Agreement with NEOMED. The NEOMED Agreement, which has an effective date of January 2, 2018, provides the Company with up to twelve months from the date of receipt by the Company of the required materials to conduct certain non-clinical research studies, diligence and technical analyses with the Compound and an option (the “Option”) for an exclusive worldwide license to develop and commercialize products comprising or containing the Compound. Pursuant to the terms of the NEOMED Agreement, within thirty (30) days after the effective date of the NEOMED Agreement, NEOMED, without additional consideration and at its sole cost, will deliver to the Company certain technology transfer materials and the quantity of the Compound substance specified in a research plan, both as set out under the NEOMED Agreement.

The Company will have one (1) year from the date of receipt by the Company of the required materials to exercise the Option (the “Option Period”). Upon exercise of the Option, NEOMED will provide the Company with an exclusive worldwide license under all of NEOMED’s intellectual property rights covering the Compound (“Licensed IP Rights”) to research, develop, make, have made, use, offer for sale, sell, have sold and import products containing the Compound and otherwise exploit the Licensed IP Rights in all fields. As consideration for the exercise of the Option, within ten days of the Option exercise, the Company shall grant NEOMED a number of fully paid and non-assessable shares of the Company’s common stock equal to two percent of the Company’s fully-diluted shares then outstanding, subject to the Company and NEOMED’s then execution of a common stock purchase agreement and the Company’s payment to NEOMED of a pre-negotiated license issuance fee of $1.5 million. The NEOMED Agreement affords the Company the opportunity to conduct limited pre-clinical research and evaluation of the active pharmaceutical ingredient (“API”) to determine if the compound meets the requirements for development as an anti-cancer drug for human use, or at our sole discretion, the development of the compound for other therapeutic indications. We have retained the right to sublicense the technology to a third party, under the same appropriate and applicable terms which NEOMED granted the license to us.

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Research & Development

In view of the urgent need for new and more effective drugs, Artelo intends to combine innovative science and accelerated clinical development to create and develop novel therapies using cannabinoid-based medications and similar compounds which modulate the ECS. Our current research and development efforts have been limited to investigative work surrounding cannabinoids, including creating and developing novel formulations, and evaluating potential opportunities to license technologies from pharmaceutical companies and leading research institutions. As of December 26, 2107, we have commitments to invest approximately $200,000 on direct research and development related activities. Our principal research efforts to date have been with the University of Nottingham, UK and various CRO’s in the US and UK. We intend to conduct cancer related research with the API from NEOMED according to the agreed-upon research plan, as described further in the NEOMED Agreement.

Government Regulation

Government authorities in the United States, at the federal, state and local levels, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing, post-approval monitoring and reporting, and import and export of pharmaceutical products. The processes for obtaining marketing approvals in the United States and in foreign countries and jurisdictions, along with subsequent compliance with applicable statutes and regulations and other regulatory authorities, require the expenditure of substantial time and financial resources.

In the United States, the FDA approves and regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and the implementing regulations promulgated thereunder. The failure to comply with requirements under the FDCA and other applicable laws at any time during the product development process, approval process or after approval may subject an applicant and/or sponsor to a variety of administrative or judicial sanctions, including refusal by the FDA to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters and other types of letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by the FDA and the Department of Justice or other governmental entities.

An applicant seeking approval to market and distribute a new drug product in the United States must typically undertake the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA's Good Laboratory Practice regulations;

•	submission to the FDA of an Investigational New Drug (IND) application, which must take effect before human clinical trials may begin;

•	approval by an independent institutional review board, representing each clinical site before each clinical trial may be initiated;

•

performance of adequate and well-controlled human clinical trials in accordance with good clinical practices (“GCP”), to establish the safety and efficacy of the proposed drug product for each indication;

•	preparation and submission to the FDA of a New Drug Application (NDA), requesting marketing for one or more proposed indications;

•	review by an FDA advisory committee, where appropriate or if applicable;

•

satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the product, or components thereof, are produced to assess compliance with current Good Manufacturing Practices, requirements and to assure that the facilities, methods and controls are adequate to preserve the product's identity, strength, quality and purity;

•	satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;

•	payment of user fees and securing FDA approval of the NDA; and

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compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategy and the potential requirement to conduct post-approval studies.

In addition to regulations in the United States, a manufacturer is subject to a variety of regulations in foreign jurisdictions to the extent they choose to sell any drug products in those foreign countries. Even if a manufacturer obtains FDA approval of a product, it must still obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. For other countries, outside of the European Union, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary.

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In the European Union, marketing authorizations for medicinal products may be obtained through different procedures founded on the same basic regulatory process. The centralized procedure provides for the grant of a single marketing authorization that is valid for all EU Member States. The centralized procedure is compulsory for medicinal products produced by certain biotechnological processes, products designated as orphan medicinal products, and products with a new active substance indicated for the treatment of certain diseases. On the other hand, a decentralized procedure provides for approval by one or more other concerned EU Member States of an assessment of an application for marketing authorization conducted by one EU Member State, known as the reference EU Member State. In accordance with the mutual recognition procedure, the sponsor applies for national marketing authorization in one EU Member State. Upon receipt of this authorization the sponsor can then seek the recognition of this authorization by other EU Member States.

Employees

We currently have two full-time employees, Mr. Gregory Gorgas, President and CEO, and Mr. Peter O’Brien, Senior Vice President - European Operations. We engage consultants who provide services on a part-time basis. These employees and consultants conduct or oversee all day-to-day operations of the Company including technical development, research, and administration. We have no unionized employees. We currently have no retainers or minimum financial commitments with any of our consultants, contractors or service providers. We consider relations with our employees to be satisfactory.

DESCRIPTION OF PROPERTY

Our principal executive office is currently located at 888 Prospect Street, Suite 210, La Jolla, CA, 92037. Additionally, we have an office located at 29 Fitzwilliam Street Upper, Dublin 2 Ireland which serves as administrative space for managing our European subsidiaries: Trinity Reliant Ventures, Ltd (Ireland) and Trinity Research & Development, Ltd. (UK). We do not currently own any properties, laboratories, or manufacturing facilities. The leases for our office space are month-to-month.

RISK FACTORS

The risks set forth below are not the only ones facing our Company. Additional risks and uncertainties may exist that could also adversely affect our business, financial condition, prospects and/or operations. If any of the following or other risks actually materialize, our business, financial condition, prospects and/or operations could suffer. In such event, the value of our securities could decline.

RISKS RELATED TO OUR BUSINESS

We face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations.

The Company’s business objective is to pursue the licensing, development and commercialization of cannabinoid-based therapeutic treatments. The Company has no operating history as a medical research company engaged in cannabinoid-based research upon which an evaluation of the Company and its prospects could be based. There can be no assurance that our management will be successful in being able to commercially exploit the results, if any, from our product development research projects or that we will be able to develop products and treatments that will enable us to generate sufficient revenues to meet our expenses or to achieve and/or maintain profitability.

If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our planed research and development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

We have no primary or mature product candidates and may not be successful in licensing any.

One of the key elements of our business strategy is to license technologies or compounds from companies and/or research institutions. We may not be able to identify technologies or compounds that are commercially viable, or that are available for licensure under acceptable terms. If we are able to identify suitable technologies or compounds, we may be unable to successfully negotiate a license, or maintain the licensing and collaboration arrangements necessary to develop and commercialize any product candidates. We may be unable to compete with companies that are more established than us and have greater financial resources than us for licenses to available technologies and compounds. Even if we are successful in licensing programs, we may not be able to satisfy development requirements should we be unable to raise additional funding.

Any failure to establish or maintain licensing or collaboration arrangements on favorable terms could adversely affect our ability to develop and commercialize product candidates, which can adversely affect our business prospects and financial condition.

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Even if we are successful in licensing lead product candidates, resource limitations may limit our ability to successfully develop them.

Pharmaceutical development requires substantial capital, skilled personnel and infrastructure to successfully develop products for market. The success of our business is highly dependent on our ability to successfully develop, obtain regulatory approval for and commercialize products. We do not currently have the financial resources to fund the development of any lead product candidate and there is no assurance that we can raise enough capital to fund product development. If we are unable to raise additional capital, we will not be able to pursue the development of any products and may have to relinquish rights to any products we may have licensed.

We will need to raise additional financing to support our business objectives. We cannot be sure we will be able to obtain additional financing on terms favorable to us when needed, or at all. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We will need to raise significant additional capital in the future to pursue our business objectives. Our current financial resources are limited. We will need to raise additional funds in the near future in order to satisfy our working capital and capital expenditure requirements. We may raise additional funds through public or private equity offerings, debt financings, receivables or royalty financings or corporate collaboration and licensing arrangements. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be diluted. Any future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. In addition, if we raise additional funds through corporate collaboration and licensing arrangements, it may be necessary to relinquish potentially valuable rights to products or product candidates, or grant licenses on terms that are not favorable to us. Our future capital requirements may depend on a wide range of factors, including, but not limited to:

•	the costs related to initiation, progress, timing, costs and results of preclinical studies and clinical trials for our product candidates;
•	any change in the clinical development plans for these product candidates;
•	the number and characteristics of product candidates that we develop;
•	the terms of any future collaboration agreements we may choose to enter;
•	the events related to the outcome, timing and cost of meeting regulatory requirements established by the DEA, the FDA or other comparable foreign regulatory authorities;
•	the potential costs of filing, prosecuting, defending and enforcing our patent claims and other intellectual property;
•	the cost of defending intellectual property disputes; and
•	the cost of marketing and generating revenues for any of our product candidates.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue one or more of our product development programs or commercialization efforts, or other aspects of our business plan. We also may be required to relinquish, license or otherwise dispose of rights to products or product candidates that we would otherwise seek to commercialize or develop ourselves on terms that are less favorable than might otherwise be available. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

Raising additional capital may cause dilution to our existing stockholders and restrict our operations.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances, and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates.

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We have very limited operating history and capabilities.

Although our business was formed in 2011, we have had very limited operations in our current field of interest. We do not currently have the ability to perform the functions necessary to develop any product candidates. The successful development of any product candidates will require us to perform a variety of functions including, but not limited to:

•	Identifying, licensing and obtaining development programs and lead candidates
•	Conducting initial research required to identify a lead candidate as the result of intellectual property we have licensed
•	Initiating preclinical, clinical or other required studies for future product candidates
•	Adding manufacturers and suppliers required to advance our programs
•	Obtaining regulatory and marketing approvals for our product candidates that successfully complete clinical studies
•	Making milestone or other payments under any license agreements
•	Expanding, maintaining and protecting our intellectual property portfolio
•	Attracting and retaining skilled personnel
•	Creating and maintaining an infrastructure required to support our operations as a public company

Our operations continue to be focused on acquiring, developing and securing our proprietary technology and undertaking preclinical and clinical trials of our products.

We expect our financial condition and operating results to continue to fluctuate from quarter to quarter and year to year due to a variety of factors, many of which are beyond our control. We will need to transition from a company with a research and development focus to a company capable of undertaking commercial activities. We may encounter unforeseen expenses, difficulties, complications and delays and may not be successful in such a transition.

We may not be able to successfully maintain our existing licensing agreement with Analog, which could adversely affect our ability to develop and commercialize our product candidates.

We entered into the Analog Agreement for intellectual property under which we plan to develop future products. Under the provisions of the Analog Agreement, we are required to commence development of products over a predetermined timeframe. Failure to raise sufficient capital could hamper our efforts to perform under the Analog Agreement. Should we fail to honor the diligence provisions contained in the Analog Agreement, we could violate the terms of the Analog Agreement which could constitute breach, which would then provide Analog with cause to terminate the Analog Agreement for lack of performance.

The Analog Agreement contains provisions that could give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to termination of the Analog Agreement or delays in collaborative research, development, supply, or commercialization of certain product candidates, or could require or result in litigation or arbitration. Moreover, disagreements could arise with our collaborators over rights to intellectual property or our rights to share in any of the future revenues of products developed by our collaborators. These kinds of disagreements could result in costly and time-consuming litigation. Any such conflicts with our collaborators could reduce our ability to obtain future collaboration agreements and could have a negative impact on our relationship with existing collaborators.

Due to our limited resources, we may be forced to focus on a single or limited number of development candidates which may force us to pass on opportunities that could have a greater chance of clinical success.

Due to our limited resources and capabilities, we will have to decide to focus on developing a limited number of product candidates. As a result, we may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial product candidates or profitable market opportunities. Our spending on research and development programs and product candidates for specific indications may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

We will need to rely on third parties to conduct our preclinical research and clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such research or trials.

We plan to rely on a third-party contract research organizations (CROs), to conduct the majority of our preclinical research studies and our clinical trials. In addition, we plan to rely on other third parties, such as clinical data management organizations, medical institutions and clinical investigators, to conduct those clinical trials. There is no assurance we can obtain the services we need at commercially reasonable prices or within the timeframes we desire. Even though we will agreements governing their activities, we will have limited influence over their actual performance and we will control only certain aspects of their activities. Further, agreements with such third parties might terminate for a variety of reasons, including a failure to perform by the CROs. If there is any dispute or disruption in our relationship with our contractors or if we need to enter into alternative arrangements, that would delay our product development activities.

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Our reliance on third parties for research and development activities will reduce our control over these activities, and will not relieve us of our responsibilities. For example, we will remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. If any of our CROs’ processes, methodologies or results were determined to be invalid or inadequate, our own clinical data and results and related regulatory approvals could be adversely affected. Moreover, the FDA requires us to comply with standards, commonly referred to as good clinical practices (“GCPs”) for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces these GCPs through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or our CRO fail to comply with applicable GCPs, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving any marketing applications. Upon inspection, the FDA may determine that our clinical trials did not comply with GCPs. In addition, our clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a product candidate. Accordingly, if our CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, our clinical trials may be delayed or we may be required to repeat such clinical trials, which would delay the regulatory approval process.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or if the quality of the clinical data they obtain is compromised due to the failure to conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.

Business disruptions could seriously harm our future revenues, results of operations and financial condition and increase our costs and expenses.

Our operations could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, fires, extreme weather conditions, medical epidemics and other natural or manmade disasters or business interruptions, for which we are predominantly self-insured. We do not carry insurance for all categories of risk that our business may encounter. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

We have inlicensed intellectual property from Analog under a provisional patent, and we may not be able to perfect the intellectual property under that provisional patent.

We have inlicensed technology from Analog under a provisional patent application. A provisional patent grants us one year to file a non-provisional application. In order to file the non-provisional application, we will have to complete additional research activities to support the patent claims. We may not have the financial resources to perform the required research. Even if we have the financial resources and conduct the required research, the results may not be sufficient to support the filing of the non-provisional patent application or additional research may have to be conducted that would require additional time and resources. We may expend limited resources and be unable to generate sufficient data sufficient to support filing of the non-provisional patent which could have an adverse effect on our business, financial condition and results of operations. In addition, should we elect to devote our limited resources on efforts to support this program, we may not have enough resources to pursue additional programs which could give us a greater chance for success.

If we fail to comply with our obligations to our licensor in our intellectual property license, we could lose license rights that are important to our business.

We are a party to the Analog Agreement and the NEOMED Agreement, we have another license to a provisional patent application from Analog, and we may enter into additional license agreements in the future. Our existing license agreements impose, and we expect that any future license agreements will impose, various diligence, product payment, royalty, insurance and other obligations on us. If we fail to comply with these obligations, our licensors may have the right to terminate these agreements, in which event we might not be able to develop and market any product candidate that is covered by these agreements. Termination of these licenses or reduction or elimination of our licensed rights may result in our having to negotiate new or reinstated licenses with less favorable terms. The occurrence of such events could have a material adverse effect on our business, financial condition and results of operations.

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Even if we are successful in licensing or developing research programs and/or product candidates, we or our licensors must maintain the intellectual property.

Our commercial success is significantly dependent on intellectual property related to any product candidates and technologies we may either acquire, license or develop internally. We are currently the licensee of two patent applications; however we intend to license additional technologies from pharmaceutical and biotechnology companies, and research institutions. In addition, based upon our own discovery research initiatives, we filed a provisional patent application on December 11, 2017 on novel chemistry related to a potential cannabinoid formulation. We have not received action on any of the provisional applications whether obtained as licenses or as a result of our own research efforts.

Our success depends in large part on our and our licensor’s ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and product candidates. In some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology or products that we license from third parties. Therefore, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business. In addition, if third parties who license patents to us fail to maintain such patents, or lose rights to those patents, the rights we have licensed may be reduced or eliminated.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our licensor’s patent rights are highly uncertain. Our and our licensor’s pending and future patent applications may not result in patents being issued which protect our technology or products or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we or our licensor were the first to make the inventions claimed in our owned and licensed patents or pending patent applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming the other requirements for patentability are met, the first to file a patent application is entitled to the patent. We may become involved in opposition or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such proceeding could reduce the scope of, or invalidate our patent rights, allow third parties to commercialize our technology or product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize our product candidates without infringing third-party patent rights.

Even if any owned and/or licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner. The issuance of a patent is not conclusive as to its scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in patent claims being narrowed, invalidated or held unenforceable, which could limit our ability to stop or prevent us from stopping others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and product candidates. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

The costs and other requirements associated with filing new patent applications, and the ongoing cost of prosecuting pending patent applications and maintenance of issued patents are material to us. Bearing these costs and complying with these requirements are essential to procurement and maintenance of patents integral to our product candidates.

Legal, filing costs, periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or patent applications will come due for payment periodically throughout the lifecycle of patent applications and issued patents. In order to help ensure that we comply with any required fee payment, documentary and/or procedural requirements as they might relate to any patents for which we are an assignee or co-assignee, we employ legal help and related professionals as needed to comply with those requirements. Failure to meet a required fee payment, document production or procedural requirement can result in the abandonment of a pending patent application or the lapse of an issued patent. In some instances, the defect can be cured through late compliance but there are situations where the failure to meet the required deadline cannot be cured. Such an occurrence could compromise the intellectual property protection around a preclinical or clinical product candidate and possibly weaken or eliminate our ability to protect our eventual market share for that product candidate.

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Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

There is a great deal of litigation concerning intellectual property in our industry, and we could become involved in litigation. Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Such litigation or proceedings could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our business, financial condition, results of operations and ability to compete in the marketplace.

We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Some of our employees and consultants were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

Our ability to research, develop and commercialize any product candidates is dependent on our ability to acquire, maintain or utilize third party contract research facilities that possess licenses relating to the cultivation, possession and supply of controlled substances.

In the United States, the U.S. Drug Enforcement Agency (“DEA”) regulates the cultivation, possession and supply of cannabis for medical research and/or commercial development, including the requirement of annual registrations to manufacture or distribute pharmaceutical products derived from cannabis extracts. We do not currently conduct manufacturing or repackaging/relabeling of any product candidates in the United States, however we intend to conduct research on compounds derived from cannabis, currently considered a Schedule 1 controlled substance. We plan to obtain the required licenses regulating the possession and supply of cannabis and to utilize third party contractors to conduct research who have the required registrations, however there is no assurance that we will be successful in obtaining the required licenses or that we will be successful identifying or engaging third party contractors who have the required registrations.

We plan to conduct research in the United Kingdom, where licenses to cultivate, possess and supply cannabis for medical research are granted by the Home Office on an annual basis. We do not currently possess the required licenses, so until we do so, our research must be conducted within research institutions that possess the required licenses. If we are unable to conduct research at institutions that possess the required licenses, or if those licenses are not renewed in the future, we may not be in a position to engage in or carry on research and development programs in the United Kingdom. In order to carry out research in countries other than the United States and the United Kingdom, similar licenses to those outlined above are required to be issued by the relevant authority in each country. In addition, we will be required to obtain licenses to export from the US and to import into the recipient country.

To date, we have not obtained import, export, or supply licenses within any countries. We do not have an established track record of obtaining such required licenses and there is no assurance we will be able to obtain or maintain such licenses in the future, which could restrict our ability to conduct the research required for development and commercialization of lead products.

Any product candidates we develop will be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Some of our product candidates may contain controlled substances as defined in the federal Controlled Substances Act of 1970, or CSA. Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States which contain a controlled substance are listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

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While cannabis is a Schedule I controlled substance, products approved for medical use in the United States that contain cannabis or cannabis extracts will be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If and when any of our product candidates receive FDA approval, the DEA will make a scheduling determination and place the product in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. Consequently, the manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to specific and potentially significant levels of regulation by the DEA. On November 25, 2015 the President of the United States signed a new law that (i) amends the CSA to require the DEA to issue an interim final scheduling rule within ninety days following FDA approval and the Secretary of Health and Human Services recommending that the Attorney General control the drug in Schedule II, III, IV or V, and (ii) amends the FDCA to ensure that companies do not lose exclusivity on newly approved drugs because of the DEA drug scheduling process. Furthermore, if the FDA, DEA, or any foreign regulatory authority determines that any approved cannabis derived products may have potential for abuse, it may require us to generate more clinical or other data than we customary to establish whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of that product.

DEA registration and inspection of facilities. Facilities conducting research, manufacturing, distributing, importing or exporting, or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the importation, manufacturing or distribution of any cannabis derived products we may develop. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

State-controlled substances laws. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our product candidates as well. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

Clinical trials. It is likely any lead compounds we develop will contain cannabis extracts, which are Schedule I substances, therefore to conduct clinical trials in the United States prior to approval, each of our research sites must submit a research protocol to the DEA and obtain and maintain a DEA researcher registration that will allow those sites to handle and dispense our lead products (as applicable) and to obtain the product from our importer. If the DEA delays or denies the grant of a research registration to one or more research sites, the clinical trial could be significantly delayed, and we could lose clinical trial sites. The importer for the clinical trials must also obtain a Schedule I importer registration and an import permit for each import. We do not currently conduct any clinical trials, manufacturing or repackaging/relabeling in the United States.

Importation. If one of our product candidates is approved and classified as a Schedule II or III substance, an importer can import for commercial purposes if it obtains an importer registration and files an application for an import permit for each import. The DEA provides annual assessments/estimates to the International Narcotics Control Board which guides the DEA in the amounts of controlled substances that the DEA authorizes to be imported. The failure to identify an importer or obtain the necessary import authority, including specific quantities, could affect product availability and have a material adverse effect on our business, results of operations and financial condition. In addition, an application for a Schedule II importer registration must be published in the Federal Register, and there is a waiting period for third party comments to be submitted. It is always possible a competitor could take this opportunity to make adverse comments that delay the grant of an importer registration.

If one of our product candidates is approved and classified as a Schedule II controlled substance, federal law may prohibit the import of the substance for commercial purposes. If a product is listed as a Schedule II substance, we will not be allowed to import that drug for commercial purposes unless the DEA determines that domestic supplies are inadequate or there is inadequate domestic competition among domestic manufacturers for the substance as defined by the DEA. It is always possible the DEA could find that the active substance in a product, even if it is a plant derived substance, could be manufactured in the US. Moreover, Schedule I controlled substances, including BDSs, have never been registered with the DEA for importation commercial purposes, only for scientific and research needs. Therefore, if any of our future products could not be imported, that product would have to be wholly manufactured in the United States, and we would need to secure a manufacturer that would be required to obtain and maintain a separate DEA registration for that activity.

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Manufacture in the United States. If, because of a Schedule II classification or voluntarily, we were to conduct manufacturing or repackaging/relabeling in the United States, our contract manufacturers would be subject to the DEA’s annual manufacturing and procurement quota requirements. Additionally, regardless of the scheduling of any future product candidates, cannabis comprising the active ingredient in the final dosage form is currently Schedule I controlled substances and would be subject to such quotas as these substances could remain listed on Schedule I. The annual quota allocated to us or our contract manufacturers for the active ingredients in our products may not be sufficient to complete clinical trials or meet commercial demand. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

Distribution in the United States. If any of our product candidates is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA and state registrations and authority to distribute the product to pharmacies and other health care providers. We would need to identify distributors to distribute the product to pharmacies; these distributors would need to obtain Schedule II or III distribution registrations. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. If any of our product candidates is a Schedule II drug, pharmacies would have to maintain enhanced security with alarms and monitoring systems and they must adhere to recordkeeping and inventory requirements. This may discourage some pharmacies from carrying either or both of these products. Furthermore, state and federal enforcement actions, regulatory requirements, and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program may make physicians less willing to prescribe, and pharmacies to dispense, Schedule II products.

Our product development projects, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue.

Even when and if product development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our product candidates by physicians and patients. We cannot assure you that any of our product candidates will achieve the expected market acceptance and revenue, if and when we obtain the regulatory approvals. The market acceptance of any of our potential products depends on a number of factors, including the indication statement and warnings approved by regulatory authorities in the drug label, continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the product, reimbursement from third-party payers such as government health care systems and insurance companies, the price of the product, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

Results of preclinical studies and earlier clinical trials are not necessarily predictive indicators of future results.

Any positive results from future preclinical testing of our product candidates and potential clinical trials may not necessarily be predictive of the results from Phase 1, Phase 2 or Phase 3 clinical trials. In addition, our interpretation of results derived from clinical data or our conclusions based on our preclinical data may prove inaccurate. Frequently, pharmaceutical and biotechnology companies have suffered significant setbacks in clinical trials after achieving positive results in preclinical testing and early clinical trials, and we cannot be certain that we will not face similar setbacks. These setbacks may be caused by the fact that preclinical and clinical data can be susceptible to varying interpretations and analyses. Furthermore, certain product candidates performed satisfactorily in preclinical studies and clinical trials, but nonetheless failed to obtain FDA approval or a marketing authorization granted by the European Commission. If we fail to produce positive results in our clinical trials for our product candidates, the development timeline and regulatory approval and commercialization prospects for them and as a result our business and financial prospects, would be materially adversely affected.

Clinical trials of cannabinoid-based product candidates are novel with very limited or non-existing history; we face a significant risk that the trials will not result in commercially viable products and treatments.

At present, there is only a very limited documented clinical trial history from which we can derive any scientific conclusions, or prove that our present assumptions for the current and planned research are scientifically compelling. While we are encouraged by the limited results of clinical trials by others, there can be no assurance that any clinical trial will result in commercially viable products or treatments.

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Clinical trials are expensive, time consuming and difficult to design and implement. We, as well as the regulatory authorities may suspend, delay or terminate our clinical trials at any time, may require us, for various reasons, to conduct additional clinical trials, or may require a particular clinical trial to continue for a longer duration than originally planned, including, among others:

•	lack of effectiveness of any formulation or delivery system during clinical trials;

•	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues;

•	slower than expected rates of subject recruitment and enrollment rates in clinical trials;

•	delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;

•	delays in obtaining regulatory authorization to commence a trial, including IRB approvals, licenses required for obtaining and using cannabis for research, either before or after a trial is commenced;

•	unfavorable results from ongoing pre-clinical studies and clinical trials;

•	patients or investigators failing to comply with study protocols;

•	patients failing to return for post-treatment follow-up at the expected rate;

•	sites participating in an ongoing clinical study withdraw, requiring us to engage new sites;

•	third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the established investigator agreement, clinical study protocol, good clinical practices, and other IRB requirements;

•	third-party entities do not perform data collection and analysis in a timely or accurate manner or at all; or

•	regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies.

Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Changes in consumer preferences and acceptance of cannabinoid-derived products and any negative trends will adversely affect our business.

We are substantially dependent on initial and continued market acceptance and proliferation of cannabinoid-derived therapeutic treatments. We believe that as cannabinoid-derived products become more widely accepted by the medical and scientific communities and the public at large, the stigma associated with cannabinoid-derived products and treatments will moderate and, as a result, consumer demand will likely continue to grow. However, we cannot predict the future growth rate and size of the market, assuming that the regulatory framework is favorable of which there can be no assurance. Any negative outlook on cannabinoid-derived products and treatments will adversely affect our business prospects.

In addition, while some may believe that large, well-funded pharmaceutical and other related businesses and industries may have material economic reasons to be in strong opposition to cannabinoid-based products, we don’t believe that it is the case. Regardless, the pharmaceutical industry is well-funded with a strong and experienced lobby presence at both the federal and state levels as well as internationally, that surpasses financial resources of the current group of medical cannabis research and development companies. Any effort the pharmaceutical lobby could or might undertake to halt or delay the development of cannabinoid-based products could have a detrimental impact on our business.

These pressures could also limit or restrict the introduction and marketing of any such cannabinoid-derived product. Adverse publicity regarding cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived products may adversely affect the commercial success or marketability. The nature of our business attracts and may be expected to continue to attract a high level of public and media interest and, in the event of any related adverse publicity, we may not succeed in monetizing our products and treatments.

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Our product candidates may contain controlled substances, the use of which may generate public controversy.

Since our product candidates may contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, our product candidates. These pressures could also limit or restrict the introduction and marketing of our product candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived product may adversely affect the commercial success or market penetration achievable by our product candidates. The nature of our business will likely attract a high-level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

The FDA has not approved any plant-derived drug a safe and effective treatment for any indication.

To date, the FDA has not approved any plant-derived cannabinoid product as safe and effective for any indication. However, the FDA is aware that there is considerable interest in its use to attempt to treat a number of medical conditions. Before conducting testing in humans of a drug that has not been approved by the FDA, we will need to submit an investigational new drug application to the FDA Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

Laws and regulations affecting therapeutic uses of cannabis are constantly evolving.

The constant evolution of laws and regulations affecting the research and development of cannabis-based medical products and treatments could detrimentally affect our business. Laws and regulations related to the therapeutic uses of cannabis are subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations or alleged violation of these laws could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications of laws and regulations and it is possible that new laws and regulations may be enacted in the future that will be directly applicable to our business.

Our research activities in the cannabis industry may make it difficult to obtain insurance coverage.

In the event that we decide to commence research based on plant-derived cannabinoids in the U.S., obtaining and maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers insurance, may be more difficult and/or expensive for us to find because of our research directions utilizing synthetic and plant-derived cannabinoids. There can be no assurance that we will be able to find such insurance, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or expose us to additional risks and financial liabilities.

We face a potentially highly competitive market.

Demand for medical cannabinoid-derived products is dependent on a number of social, political and economic factors that are beyond our control. While we believe that demand for such products will continue to grow, there is no assurance that such increase in demand will happen, that we will benefit from any demand increase or that our business, in fact, will ever become profitable.

The emerging markets for cannabinoid-derived products and medical research and development is and will likely remain competitive. The development and commercialization of products is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as products and processes being developed by universities and other research institutions. Many of our competitors have developed, are developing, or will develop products and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that may enter the market. For some of our product development directions, other treatment options are currently available, under development, and may become commercially available in the future. If any of our product candidates is approved for the diseases and conditions we are currently pursuing, they may compete with a range of therapeutic treatments that are either in development or currently marketed.

Changes in legislation or regulation in the health care systems in the United States and foreign jurisdictions may affect us.

Our ability to successfully commercialize our products may depend on how the U.S. and other governments and/or health administrations provide coverage and/or reimbursements for our products. The ongoing efforts of governments, insurance companies, and other participants in the health care services industry to trim health care costs may adversely affect our ability to achieve profitability.

In certain foreign markets, including countries in the European Union, pricing of prescription pharmaceuticals is subject to governmental control. Price negotiations with governmental authorities may range from 6 to 12 months or longer after the receipt of regulatory marketing approval for a product. Our business could be detrimentally effected if reimbursements of our products is unavailable or limited if pricing is set at unacceptable levels.

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The approval and use of medical and recreational marijuana in various U.S. states and changing federal regulations may impact our business.

There is a substantial amount of change occurring in on a Federal level and within various states within the United States regarding the use of medical and recreational marijuana. While marijuana is a Schedule I substance as defined under federal law, and its possession and use is not permitted according to federal law, a number of individual states have enacted state laws to enable possession and use of marijuana for medical purposes, and in some states for recreational purposes also. Our business is quite distinct from that of herbal marijuana, however, our prospects may be impacted by developments of these laws at the state and federal levels in the United States. Legislation was recently introduced to ease the restrictions related to the development of cannabis derived medications. Should the federal government lift or ease the restrictions on the research of cannabis derived products, additional companies may decide to pursue the development of cannabis derived products, which could result in additional competition to license programs from research institutions, and for investors interested in investing in cannabis focused companies. Should the federal government decide to impose stricter enforcement of laws related to the research of cannabis derived products, our ability to conduct research and development within the United States could be severely impacts, which could have a material effect on our future profitability.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow effectively or at all.

We currently only have two full time employees. Our performance is dependent on the talents and efforts of highly skilled individuals. We will need to hire additional qualified personnel with experience in preclinical testing, clinical research and testing, government regulation, manufacturing, operations, sales and marketing. We compete for qualified individuals with numerous biopharmaceutical companies, universities and other research institutions. Competition for such individuals is intense, therefore we cannot be certain that we can identify, hire, develop, motivate and retain such personnel, which could have a material adverse effect on our business, operating results and financial condition. Greg Gorgas, our President and Chief Executive Officer, performs key functions in the operation of our business. The loss of Mr. Gorgas could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key person life insurance for any of our employees.

We are currently reliant on consultants to oversee critical activities and perform services on behalf of the Company

Due to our limited financial resources, we have engaged consultants to work on a part-time basis to oversee critical activities and perform services on behalf of the Company. Even if we are successful in raising additional capital and require those activities and services be performed by full-time employees, there is no guarantee that we will be able to hire our current consultants or consultants with similar background and experience to oversee those functions or perform services on behalf of the Company. We are also at risk that the consultants we use may not be able to perform services on a timely basis for us as opposed to other companies who may offer greater compensation or more opportunity than we do, and that those consultants may eventually decide to accept full-time employment with other companies, some of which could be a direct competitor to us.

We have incurred losses since inception and cannot assure that we will ever achieve or sustain profitability

We have incurred losses since inception and had an accumulated deficit of $295,089 through August 31, 2017. We expect to continue to incur significant expenses and increasing operating and net losses for the foreseeable future. To date, we have financed our operations primarily through the sale of equity securities. Though we closed an equity offering in August 2017 we continue to have very limited resources. To date our primary activities have been limited to, and our limited resources have been dedicated to, raising capital, recruiting personnel, negotiating with business partners and licensors of intellectual property and complying with public reporting requirements.

We have never been profitable and do not expect to be profitable in the foreseeable future. We expect our expenses to increase significantly as we pursue our objectives. The extent of our future operating losses and the timing of profitability are highly uncertain, and we expect to continue to incur significant expenses and operating losses over the next several years. Our prior and continuing losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital. We cannot assure that we will ever be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, license additional programs, establish or maintain development efforts, obtain regulatory approvals or continue operations.

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Our employees or consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees or consultants could include intentional failures to comply with FDA regulations, to provide accurate information to the FDA, to comply with manufacturing standards we have established, to comply with federal and state healthcare fraud and abuse laws and regulations, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent improper activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions, including civil, criminal or administrative.

We may not successfully manage our growth.

Our success will depend upon the effective management of our growth, which will place a significant strain on our management and on administrative, operational and financial resources. To manage this growth, we will be required to expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. Our inability to manage this growth could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR COMMON STOCK

Our executive officers and certain stockholders possess the majority of our voting power, and through this ownership, control the Company and our corporate actions.

Our current executive officers and certain large shareholders of the Company hold approximately 72.32% of the voting power of our outstanding shares. These officers and investors have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such, our executive officers have the power to prevent or cause a change in control; therefore, without their consent we could be prevented from entering into transactions that could be beneficial to us. The interests of our executive officers may give rise to a conflict of interest with the Company and the Company’s shareholders. For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Our common stock is quoted on the OTC Pink Current Information tier of the OTC Markets, under the symbol “ARTL”. Our stock has never had any trading volume and none of our shares are registered. Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Merger may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

Prior to the filing of this Current Report, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which our Current Report on Form 8‑K reflecting our status as a non-shell company, was filed with the SEC; (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8‑K reports; or (iii) until the effectiveness of a registration statement under the Securities Act relating to our common stock. We are currently a “voluntary filer,” and upon effectiveness of a registration statement, or upon our becoming subject to the reporting rules under the Exchange Act, we will not be subject to the reporting requirements under the Exchange Act. Therefore, unless we register such shares of common stock for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. Additionally, our previous status as a shell company could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned). The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline.

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Our common stock may never be listed on a major stock exchange.

While we may seek the listing of our common stock on a national or other securities exchange at some time in the future, we currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and sales of such shares may have a depressive effect on the share price of our common stock.

All of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four-calendar week rule does not apply to companies quoted on the OTC Markets). A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company.

As a public company, we are subject to certain reporting requirements of the Exchange Act, however as a smaller reporting company, we are not currently required to comply with certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting. We intend to follow best practices to insure we maintain proper and effective internal controls, however we still may not be fully compliant which may result in lack of financial controls and possible restatements of our financial statements. If we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we fail to file our financial statements, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, or possible delisting.

The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, however we have decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board or as executive officers. We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

Our disclosure controls and procedures may not be effective to ensure that we make all required disclosures.

As a public reporting company, we are subject to the periodic reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

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Anti-takeover provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions in Nevada law, might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Our d certificate of incorporation, bylaws and Nevada law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board. Our corporate governance documents include provisions:

•	providing for a single class of directors where each member of the board shall serve for a one year term and may be elected to successive terms;
•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;
•	limiting the liability of, and providing indemnification to, our directors, including provisions that require the company to advance payment for defending pending or threatened claims;
•	limiting the ability of our stockholders to call and bring business before special meetings and to take action by written consent in lieu of a meeting;
•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our Board;
•	controlling the procedures for the conduct and scheduling of board and stockholder meetings;
•	limiting the determination of the number of directors on our board and the filling of vacancies or newly created seats on the board to our Board then in office; and
•	providing that directors may be removed by stockholders at any time.

These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management.

As a Nevada corporation, we are also subject to provisions of Nevada corporate law, including Section 78.411, et seq. of the Nevada Revised Statutes, which prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last two years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that our stockholders could receive a premium for their common stock in an acquisition.

We are not subject to compliance with rules requiring the adoption of certain corporate governance measures and as a result our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as resulting rule changes enacted by the SEC, the New York Stock Exchange and the NASDAQ Stock Market, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not listed on the NASDAQ Stock Market or the New York Stock Exchange, we are not presently required to comply with many of the corporate governance provisions and we have not yet adopted certain of these measures. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTC Markets quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

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Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table provides information as of November 16, 2017 regarding beneficial ownership of our common stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the table does not, however, constitute an admission that the named stock holder is a direct or indirect beneficial owner of those shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Directors and Named Executive Officers
Gregory Gorgas(2) 888 Prospect Street, Suite 210 La Jolla CA 92037	2,010,000 Common / Direct	17.14%
Peter O’Brien 888 Prospect Street, Suite 210 La Jolla CA 92037	2,700,000 Common / Direct	23.02%
Connie Matsui 888 Prospect Street, Suite 210 La Jolla CA 92037	Nil	Nil
Steven Kelly 888 Prospect Street, Suite 210 La Jolla CA 92037	Nil	Nil
Douglas Blayney 888 Prospect Street, Suite 210 La Jolla CA 92037	Nil	Nil
R. Martin Emanuele 888 Prospect Street, Suite 210 La Jolla CA 92037	Nil	Nil
Georgia Erbez 888 Prospect Street, Suite 210 La Jolla CA 92037	Nil	Nil
James Manley(3)	Nil	Nil
All Current Directors and Executive Officers as a Group	4,710,000 Common	40.16%
5% Stockholders
David Moss(4) 1618 Caminito Solidago La Jolla CA 92037	3,500,000 Common / Direct	29.84%

___________

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 21, 2017. As of December 21, 2017 there were 11,352,302 shares of our common stock issued and outstanding.

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(2)	Consists of 1,885,000 shares held and a warrant to purchase 125,000 shares of common stock that is exercisable within 60 days of December 21, 2017.

(3)	James Manley is our former President, Secretary, CEO, CFO, Treasurer and Director.

(4)	Consists of 3,250,000 shares held and a warrant to purchase 250,000 shares of common stock that is exercisable within 60 days of December 21, 2017.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our Board and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Gregory Gorgas	President Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	54	April 3, 2017
Peter O'Brien	Senior Vice President, European Operations and Director	39	November 18, 2016
Connie Matsui	Director, Board Chair	63	May 2, 2017
Steven Kelly	Director	52	May 2, 2017
Douglas Blayney	Director	67	July 31, 2017
R. Martin Emanuele	Director	63	September 20, 2017
Georgia Erbez	Director	50	September 20, 2017

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Gregory Gorgas – President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Gregory Gorgas was appointed president, chief executive officer, chief financial officer and director of our company on April 3, 2017.

Prior to joining our company, Mr. Gorgas was Senior Vice President, Commercial, and Corporate Officer at Mast Therapeutics from July 2011 to January 2017 with commercial leadership accountability and business development responsibilities for the hematology, oncology and cardiovascular development programs. In addition, he performed a key role in helping Mast raise over $50M in new capital.

From November 2009 to July 2011, Mr. Gorgas was Managing Director at Theragence, Inc., a privately-held company he co-founded, that applies proprietary computational intelligence to mine and analyze clinical data.

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From November 2008 to July 2011, Mr. Gorgas also served as an independent consultant, providing commercial and business development consulting services to pharmaceutical, biotechnology and medical device companies.

From 1997 to October 2008, Mr. Gorgas held several positions with Biogen Idec Inc., most recently, from March 2006 to October 2008, as Senior Director, Global and U.S. Marketing with responsibility for the strategic vision and operational commercialization of the company’s worldwide cancer business. In this role, he hired and led the team in marketing, operations, project management, and business development in Europe and the US. Before such time, he had increasing responsibilities in marketing, sales, commercial operations, and project team and alliance management.

Mr. Gorgas currently serves as director at Theragence and on the advisory board at Klotho Therapeutics. He holds an MBA from the University of Phoenix and a BA in economics from California State University, Northridge.

We believe that Mr. Gorgas' professional background and experience in the biotechnology industry and assisting companies in financing efforts give him the qualifications and skills necessary to serve as an officer and director of our company.

Peter O'Brien – Senior Vice President, European Operations and Director

Mr. O'Brien was appointed a director on November 18, 2016 and as Senior Vice President, European Operations on April 3, 2017.

Peter O’Brien has been in the e-commerce recruitment industry since 2004, founding and leading successful firms, Driver & Labour Recruit and Hanrahan & O`Brien Consultants in 2005. After building both companies to profitability Mr. O’Brien sold his positions in 2006. In 2008 Mr. O’Brien worked for HSBC International in Jersey, Channel Islands, UK, in the Private Client space. In 2012 he founded Nursing Station, an e-commerce company focused on the recruitment and placement of Nurses in healthcare throughout Ireland and the UK. In July of 2016 Medacs Healthcare under the Impellam Group Plc acquired Nursing Station. Peter has since founded Medical Job board www.MedicalstaffIreland.com in 2015. Mr. O’Brien graduated from Griffith College, Cork 2004 with a Diploma in Marketing, Sales, PR and Advertising.

We believe that Mr. O'Brien's professional background and experience give him the qualifications and skills necessary to serve as a director and officer of our company.

Connie Matsui - Director

Ms. Matsui was elected to our Board on May 2, 2017.

Connie Matsui brings to her role over 16 years of general management experience in the biotechnology industry. Ms. Matsui retired from Biogen Idec in January 2009 as Executive Vice President, Knowledge and Innovation Networks. She served as an Executive Committee member at both Biogen Idec and IDEC Pharmaceuticals, a predecessor of Biogen Idec. Among the major roles she held after joining IDEC in November 1992 were: Senior Vice President, overseeing investor relations, corporate communications, human resources, project management and strategic planning; Collaboration Chair for the late stage development and commercialization of rituximab (tradenames: Rituxan®, MabThera®) in partnership with Roche and Genentech; and Project Leader for Zevalin®, the first radioimmunotherapy approved by the FDA. Prior to entering the biotechnology industry, Ms. Matsui worked for Wells Fargo Bank in general management, marketing and human resources. Ms. Matsui currently serves as the Chair of the Board at Halozyme and has been active on a number of not-for-profit boards. She was National President/Board Chair of the Girl Scouts of the USA from 1999 to 2002. Ms. Matsui earned BA and MBA degrees from Stanford University.

We believe that Ms. Matsui's professional background experience gives her the qualifications and skills necessary to serve as a director and board chair of our company.

Steven Kelly - Director

Mr. Kelly was elected to our Board on May 2, 2017.

Steven Kelly brings nearly thirty years of experience in Pharma/Biotech at all phases of the business across multiple therapeutic categories. Since 2012, Mr. Kelly has been the principal of Kelly BioConsulting, LLC, and serves as an independent consultant providing strategic direction and guidance to a variety of life sciences companies. Most recently, Mr. Kelly was the founding CEO of Pinteon Therapeutics, an early stage Oncology and CNS development company. Prior to this he held a number of leadership positions in the biotechnology industry including: CEO, Theracrine; CCO, BioVex; CEO, Innovive Pharmaceuticals; as well as various commercial and manufacturing roles at Sanofi, IDEC Pharmaceuticals and Amgen. Mr. Kelly holds a BS from University of Oregon and an MBA from Cornell University.

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We believe that Mr. Kelly's professional background experience gives him the qualifications and skills necessary to serve as a director of our company.

Dr. Douglas Blayney - Director

Dr. Blayney was elected to our Board on July 31, 2017.

Douglas W. Blayney, MD is a Professor of Medicine at Stanford and former Medical Director of Stanford Cancer Center. Dr. Blayney is a past president of the American Society of Clinical Oncology (ASCO) and a founder of the ASCO Quality Symposium. He was previously a Professor of Internal Medicine and Medical Director of the Comprehensive Cancer Center at the University of Michigan, and prior to that practiced and led Wilshire Oncology Medical Group, Inc. a physician owned multidisciplinary oncology practice in southern California. Dr. Blayney served on the Food and Drug Administration’s Oncologic Drugs Advisory Committee and is Founding Editor-in-Chief and Editor-in-Chief Emeritus of ASCO’s Journal of Oncology Practice. He has over 70 scientific publications with expertise on clinical trial development, use of oncology drugs in clinical practice, and information technology use. Dr. Blayney earned a degree in electrical engineering from Stanford, is a graduate of the University of California, San Diego School of Medicine, and received post graduate training at UCSD and at the National Cancer Institute in Bethesda, Maryland.

We believe that Dr. Blayney's professional background experience gives him the qualifications and skills necessary to serve as a director of our company.

Dr. R. Martin Emanuele - Director

Dr. Emanuele was elected to our Board on September 20, 2017.

R. Martin Emanuele, PhD, is currently President and CEO of LifeRaft Biosciences Inc., a private bio-pharmaceutical company. From May 2011 to October 2016, he served as Senior Vice President, Development at Mast Therapeutics Inc., a pharmaceutical company. From April 2010 to April 2011, Dr. Emanuele was Vice President, Pharmaceutical Strategy at DaVita, Inc., a FORTUNE 500® company and leading provider of kidney care in the United States. Prior to DaVita, from June 2008 to April 2010, Dr. Emanuele was a co-founder and President of SynthRx, Inc. a private bio-pharmaceutical company that was acquired by AdventRx Pharmaceuticals (now Savara, Inc.) in April 2011. From November 2006 to May 2008, Dr. Emanuele was Senior Vice President, Business Development at Kemia, Inc., a venture-backed privately-held company focused on discovering and developing small molecule therapeutics. From 2002 to 2006, Dr. Emanuele held various senior-level positions with Avanir Pharmaceuticals, Inc., most recently as Vice President, Business Development and Portfolio Management, and from 1988 to 2002, Dr. Emanuele held positions of increasing responsibility at CytRx Corporation, most recently as Vice President, Research and Development and Business Development. He earned a PhD in pharmacology and experimental therapeutics from Loyola University of Chicago, Stritch School of Medicine and a BS in biology from Colorado State University. He also holds an MBA with an emphasis in healthcare and pharmaceutical management from the University of Colorado.

We believe that Dr. Emanuele's professional background experience gives him the qualifications and skills necessary to serve as a director of our company.

Georgia Erbez - Director

Ms. Erbez was elected to our Board on September 20, 2017.

Georgia Erbez has served as Chief Business Officer of Zosano Pharma Corporation, a public pharmaceutical company, since September 2016. She served as Chief Financial Officer and Executive Vice President of Asterias Biotherapeutics, Inc., a biopharmaceutical company, from November 2015 to March 2016. From September 2012 to November 2014 she served as Chief Financial Officer, Secretary and Treasurer of Raptor Pharmaceuticals, a pharmaceutical company. Prior to Raptor, Ms. Erbez was a Managing Director, Healthcare Investment Banking at Collins Stewart, a wealth management company, from April 2011 to January 2012. From June 1998 to September 2012, Ms. Erbez was a senior level investment banker at Beal Advisors, Jeffries & Company, Inc. and Cowen and Company. She has also held positions at the investment banks Hambrecht & Quist and Alex, Brown & Sons Inc. Ms. Erbez received a Bachelor of Arts degree, International Relations from the University of California at Davis.

We believe that Ms. Erbez's professional background experience gives her the qualifications and skills necessary to serve as a director of our company.

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Compliance with Section 16(a) of the Exchange Act

The Company's common stock is not registered pursuant to Section 12 of the Exchange Act. Accordingly, officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

The Board adopted a Code of Business Conduct and Ethics by unanimous resolution on December 15, 2017.

Board and Committee Meetings

One formal board meeting has been held to date on December 15, 2017, at which all directors were present. Our Board previously consisted of only one member, Peter O’Brien, and therefore no formal meetings were held during the year ended August 31, 2016. All proceedings prior to the board meeting on December 15, 2017 were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on such resolutions at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Audit Committee

Currently we do not have an audit committee. The Board recommends whether to retain or terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Compensation Committee

The Board has not established a compensation committee primarily because the current composition and size of the Board permits candid and open discussion regarding compensation of the Company’s executive officers and administration of plans of the Company under which Company securities may be acquired by directors, executive officers, employees and consultants.

Nominating Committee

We do not have a standing nominating committee. The Board has not established a nominating committee primarily because the current composition and size of the Board permits candid and open discussion regarding potential new members of the Board. The entire Board currently operates as the nominating committee for us. There is no formal process or policy that governs the manner in which we identify potential candidates for the Board. Historically, however, the Board has considered several factors in evaluating candidates for nomination to the Board, including the candidate’s knowledge of the company and its business, the candidate’s business experience and credentials, and whether the candidate would represent the interests of all the company’s stockholders as opposed to a specific group of stockholders. We do not have a formal policy with respect to our consideration of Board nominees recommended by our stockholders.

EXECUTIVE COMPENSATION

Summary Compensation of Executive Officers

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended August 31, 2017 whose adjusted total compensation exceeded $100,000;

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended August 31, 2017; and

(d)	our former principal executive officers,

whom we will collectively refer to as the named executive officers of the Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

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SUMMARY COMPENSATION TABLE
Name and Principal Position	Year ended August 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensa-tion Earnings ($)	All Other Compensation ($)	Total ($)
Gregory Gorgas(1) President, CEO, CFO, Secretary, Treasurer and Director	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Peter O'Brien (2) Vice President, European Operations and Director	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

James Manley(3) Former President, Secretary, CEO, CFO, Treasurer and Director	2017	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Note:

__________

(1)

Mr. Gorgas was appointed our president, chief executive officer, chief financial officer, secretary, treasurer and director on April 3, 2017. We did not pay cash or any other compensation to Mr. Gorgas during the year ended August 31, 2017.

(2)

Mr. O'Brien was appointed president, chief executive officer, chief financial officer, secretary, treasurer and director on November 18, 2016. Mr. O'Brien resigned as chief executive officer, chief financial officer, secretary and treasurer on April 3, 2017 and was appointed senior vice president, European operations on that day. We did not pay cash or any other compensation to Mr. O’Brien during the year ended August 31, 2017.

(3)	Mr. Manley resigned all positions on November 18, 2016. We did not pay cash or any other compensation to Mr. Manley during the years ended August 31, 2017 and August 31, 2016.

Other than as set forth below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our Board in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our Board.

Executive Employment Agreements

On April 3, 2017, our company entered into an employment agreement with Gregory D. Gorgas (the “Employment Agreement”), pursuant to which Mr. Gorgas serves as our company’s President & Chief Executive Officer. Pursuant to the terms of the Employment Agreement, beginning on the date (the “Funding Date”) on which our company’s attains funding, either in the form of debt or equity, either in one or more transactions, in excess of $5,000,000, Mr. Gorgas will receive an annual base salary of $250,000 (the “Base Salary”), payable in periodic installments of no less than twice monthly and shall be reviewed by our company’s Board or our Compensation Committee (the “Compensation Committee”). Beginning in the fiscal year following the Funding Date, Mr. Gorgas will be eligible to receive an annual bonus, as approved by the Compensation Committee, based on achievement of our company’s performance goals; the initial target bonus has been set at 50% of Mr. Gorgas’ Base Salary, but may be higher or lower as determined by the Compensation Committee and is to be paid within two and half months after the end of the applicable fiscal year.

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The Employment Agreement provides that Mr. Gorgas’ employment is at-will and, unless otherwise provided for, the Employment Agreement may be terminated by either Mr. Gorgas or our company by providing the other party at least 30 days’ notice. If the Employment Agreement is terminated for Cause or Without Good Reason, each as defined in the Employment Agreement, Mr. Gorgas would be eligible to receive: (i) accrued but unpaid Base Salary; (ii) accrued but unused vacation; (iii) reimbursement for any unreimbursed business expenses; and (iv) any employee benefit he may have been entitled to prior to termination of the Employment Agreement (collectively, the “Accrued Amounts”). If the Employment Agreement is terminated Without Cause or for Good Reason, Mr. Gorgas shall be eligible to receive the Accrued Amounts and, subject to his execution of a release of claims in favor of our company, he will also be eligible to receive additional compensation as set forth in Section 5.3 of the Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End

None.

Compensation of Directors

We did not pay cash or any other compensation to our directors during the year ended August 31, 2017. Other than as set out below, we do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board.

Each of R. Martin Emanuele, Georgia Erbez, Douglas Blayney and Steven Kelly was granted a restricted stock award (the “RSA”) for 100,000 shares of our company’s common stock, vesting annually over a four year period, in each case subject to such director’s continued service to our company. Each RSA is subject to the terms and conditions of its respective RSA agreement.

Connie Matsui was granted an RSA for 120,000 shares of our company’s common stock, vesting annually over a four year period, in each case subject to such director’s continued service to our company. The RSA is subject to the terms and conditions of the RSA agreement.

We intend to compensate our Board members at a rate of $15,000-$20,000 per year beginning in their second year of service and at a rate of $20,000-$30,000 each year thereafter, subject to Board approval. We have agreed to reimburse Board members for any reasonable expenses incurred by them in connection with any travel requested by and on behalf of our company.

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the Board be independent. However, our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that Ms. Matsui, Dr. Blayney, Mr. Kelly, Dr. Emanuele and Ms. Erbez, representing five of our seven directors, are "independent directors" as defined under the rules of the NASDAQ Global Market. Mr. Gorgas and Mr. O’Brien are not considered independent due to their service as executive officers of the Company.

TRANSACTIONS WITH RELATED PERSONS

The Company was not a party to any transaction (in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person has or will have a direct or indirect material interest and no such transactions are currently proposed.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 200,000,000 shares of capital stock, par value $0.001 per share, of which 150,000,000 shares are common stock, par value $0.001 per share and 50,000,000 of preferred stock, par value $0.001. As of the date of this Current Report on Form 8-K, the Company has 13,304,604 shares of common stock outstanding held by approximately 53 shareholders of record, and no shares of preferred stock outstanding.

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Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Preferred Stock

The company has authorized 50,000,000 shares of preferred stock. There is no preferred stock outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Registration Rights

In connection with our Subscription Agreement entered into on July 31, 2017, we entered into a Registration Rights Agreement, pursuant to which we have agreed that within 180 calendar days from the final closing of the Offering, the Company will file a registration statement with the SEC, or the Registration Statement, covering (a) the shares of common stock issued in the Offering, (b) the shares of common stock issuable upon exercise of the Series A Stock Purchase Warrants, (c) any shares of common stock then issued or issuable as partial liquidated damage pursuant to the agreement and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar even with respect to the foregoing, collectively, the Registrable Shares. If the Company is late in filing the Registration Statement, if the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within 15 trading days after receipt of comments by or notice from the Commission that such amendment is required for such Registration Statement to be declared effective by the Effectiveness Date, or if the Registration Statement is not declared effective within 120 days after the filing date of the Registration Statement, the Company will issue to each Holder an amount in shares of the Company’s common stock, as partial liquidated damages equity to 2% multiplied by the number of Shares purchased by the Holder in the Offering (not including Warrant shares); provided, however, that in no event will the penalties exceed 12% of the aggregate Shares purchased by the holder. The Company must keep the Registration Statement effective until (i) the Registrable Shares have been sold in accordance with such effective Registration Statement, or (ii) the Registrable Shares have been sold in accordance with Rule 144

We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of our counsel and of our independent accountants. Each investor will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such investor decides to employ.

All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of the date of this report, the Series A Common Stock Warrants entitle their holders to purchase 1,952,302 shares of common stock, with a term of five years and an exercise price of $1.00 per share. The Series A Common Stock Warrants contain “certain customary exceptions, as well as customary provisions for adjustment in the event of stock splits, subdivision or combination, mergers, etc.”

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Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this report, the Company does not have a formal equity compensation plan. The Company plans to establish such a plan in the future.

LEGAL PROCEEDINGS

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock was approved for quotation on the OTC Markets on July 20, 2015 under the symbol "KNKX". In connection with our change of name to Reactive Medical Inc., our symbol changed to "RMED" on February 10, 2017. Our symbol changed to "ARTL" on May 2, 2017 in connection with our change of name to Artelo Biosciences, Inc. From July 20, 2015 until December 20, 2017, there were no public trades of our securities and there is no established public trading market for any class of the Company’s common equity.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Articles of Incorporation and By-laws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he/she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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ANTI TAKEOVER

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company up to August 31, 2017and should be read in conjunction with the audited financial statements and related notes of the Company as of and for the period ended August 31, 2017. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with the accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted.

Year Ended August 31, 2017

We have generated no revenues since inception and have an accumulated deficit of $295,089 and net loss of $234,889 through the twelve months ended August 31, 2017, which were comprised of professional fees of $121,924, stock based compensation of $3,332, general and administrative costs of $107,533 and interest expense of $2,100.

The following table provides selected financial data about our company for the year ended August 31, 2016 and 2015.

	August 31, 2017	August 31, 2016
Current Assets	$574,275	$3,590
Current Liabilities	$29,438	$17,390
Working Capital (Deficit)	$544,837	$(13,800)

The following summary of our results of operations, should be read in conjunction with our financial statements, as included in this Form 8-K.

	Year Ended August 31, 2017	Year Ended August 31, 2016
Total expenses	$234,889	$29,690
Operating revenue	$-	$-
Net loss	$(234,889)	$(29,690)
Net loss per common share: Basic and Diluted	$(0.03)	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	8,732,406	7,640,000
Cash dividends declared per common share	$-	$-
Property and equipment, net	$-	$-
Long-term debt	$-	$-
Stockholder's equity (deficit)	$544,837	$(13,800)

Revenue

We have generated no revenues since May 2, 2011 (inception).

Expenses

We have a net loss of $234,889 during the year ended August 31, 2017 and a net loss of $29,690 during the year ended August 31, 2016.

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Operating expenses for the year ended August 31, 2017 increased to $232,789 from $29,690 for the year ended August 31, 2016. Operating expenses were comprised of professional fees of $121,924, stock based compensation of $3,332 and general and administrative costs of $107,533 for the year ended August 31, 2017, compared professional fees of $28,938 and general and administrative costs of $752 in 2016.

Liquidity and Financial Condition

Currently we do not have sufficient funds for any our business development over the next 12 months.

Cash Flows

	Year Ended August 31, 2017	Year Ended August 31, 2016
Cash used in operating activities	$(216,821)	$(18,489)
Cash used in investing activities	$-	$-
Cash provided by financing activities	$785,349	$5,050
Cash and cash equivalents on hand	$572,775	$3,590

Cash Flow from Operating Activities

During the year ended August 31, 2017, our company used $216,821 in cash from operating activities compared to the use of $18,489 of cash for operating activities during the period ended August 31, 2016. The increase in cash used for operating activities was primarily attributed to costs incurred to start up operations of our changed business plan to license, develop and commercialize novel cannabinoid therapeutic treatments.

Cash Flow from Investing Activities

From inception through to August 31, 2017, we did not have any cash flows from investing activities.

Cash Flow from Financing Activities

During the year ended August 31, 2017, our company received $770,921 from stock subscriptions, $24,585 advance from a shareholder, $29,400 in proceeds from the issuance of note payable, and $1,760 from issuance of our common shares. This was partially offset by cash used of $11,317 in repayment to a shareholder, and $30,000 repayment of a note payable. In the year ended August 31, 2016 we had $600 cash received from the collection of share subscription receivable, and $4,450 advance from shareholder.

We had no material commitments for capital expenditures as at August 31, 2017 and 2016.

We have no known demands or commitments, and we are not aware of any events or uncertainties as at August 31, 2017 that will result in or that is reasonably likely to materially increase or decrease our current liquidity.

Off-Balance Sheet Arrangements

As of August 31, 2017, we did not have any off-balance sheet arrangements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, located on 100 F Street N.E., Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Exchange Act.

You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

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Item 5.06 Change in Shell Company Status

Our activities to date have been limited to our formation, raising of equity capital and conducting limited licensing related activities, filing a provisional patent, and sponsoring research, therefore we were a shell company (as such term is defined in Rule 12b-2 under the Exchange Act). We entered into the NEOMED Agreement with NEOMED on December 20, 2017, and, pursuant to our entry into the NEOMED Agreement, have thus ceased to be a shell company. The information contained in this Current Report on Form 8-K, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended August 31, 2017, our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC constitute the information that would be required if the Company were required to file a general form for registration of securities on Form 10 under the Exchange Act.

Item 9.01 Financial Statements and Exhibits

We incorporate by reference the Company’s financial statements filed with the SEC on November 29, 2017 on its Annual Report on Form 10-K for the fiscal year ended August 31, 2017, SEC file number 333-199213.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Filed Herewith
3.1	Articles of Incorporation and Amendments	S-1	333-199213	10/8/2014
3.2	Certificate of Amendment filed with the Nevada Secretary of State on February 2, 2017 with an effective date of February 10, 2017.	8-K	333-199213	2/9/2017
3.3	Certificate of Change.	8-K	333-199213	4/17/2017
3.4	Bylaws	S-1	333-199213	10/8/2014
4.1	Form of Series A Warrant	8-K/A	333-199213	10/3/2017
10.1	Subscription Agreement	S-1	333-199213	10/8/2014
10.2	Senior Promissory Note dated November 18, 2016	8-K	333-199213	11/18/2016
10.3	Consultancy Agreement between the Company and Dr. Saoirse O'Sullivan, PhD dated March 22, 2017.	8-K	333-199213	4/7/2017
10.4#	Employment Agreement between the Company and Gregory D. Gorgas dated April 3, 2017.	8-K	333-199213	4/7/2017
10.5	Securities Purchase Agreement between the Company and Gregory D. Gorgas dated April 3, 2017.	8-K	333-199213	4/7/2017
10.6+	Exclusive License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.	8-K	333-199213	5/8/2017
10.7#	Form of Indemnification Agreement	8-K	333-199213	5/8/2017
10.8	Note Repayment Agreement between Artelo Biosciences, Inc. and Malibu Investments Limited	8-K	333-199213	5/8/2017
10.9	Stock Purchase Agreement dated May 4, 2017	8-K	333-199213	5/8/2017
10.10	Form of Subscription Agreement	8-K	333-199213	8/4/2017
10.11	Form of Registration Rights Agreement	8-K	333-199213	8/4/2017
10.12	Amendment Dated August 1, 2017 to the Exclusive License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.	8-K	333-199213	8/4/2017
10.13	Exclusive Patent License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.	8-K	333-199213	8/4/2017
10.14#	Indemnification Agreement Dated July 31, 2017	8-K	333-199213	8/4/2017
10.15	Stock Purchase Agreement Dated August 1, 2017	8-K	333-199213	8/4/2017
10.16#	Indemnification Agreement, by and between the Company and R. Martin Emanuele, dated September 20, 2017.	8-K	333-199213	9/25/2017
10.17#	Indemnification Agreement, by and between the Company and Georgia Erbez, dated September 20, 2017.	8-K	333-199213	9/25/2017
10.18	Material and Data Transfer, Option and License Agreement dated December 20, 2017 between the Company and NEOMED Institute	8-K	33-199213	12/22/2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory Gorgas
Gregory Gorgas
President & CEO

Date December 27, 2017

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